UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2013

Towers Watson & Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34594	27-0676603
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

875 Third Avenue
New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 725-7550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)  Compensatory Arrangements of Certain Officers.

On November 14, 2013, the Compensation Committee of Towers Watson & Co. (the “Company”) approved a Non-Qualified Deferred Savings Plan for U.S. associates (the “Plan”).  The Plan is an unfunded deferred compensation plan for select management and other highly-compensated associates, including the Company’s executive officers.  The purpose of the Plan is to provide a select group of associates who contribute significantly to the future success of the Company with a means to defer receipt of a portion of their compensation, and potentially to receive a discretionary matching contribution from the Company.  All associate deferrals, and all Company matches, will be credited in the form of Company stock units under the Towers Watson & Co. 2009 Long Term Incentive Plan; as a result, the value of the notional account will be aligned with the value of the Company’s underlying stock.

Under the Plan, eligible associates may defer up to 6% of eligible salary and bonus compensation (“Eligible Compensation”).  The matching contribution from the Company is discretionary, and initially (to the extent provided) will be in an amount of 100% of a participant’s deferred amount, up to 2% of Eligible Compensation; and 50% of a participant’s deferred amount, in excess of 2%, and not greater than 6%, of Eligible Compensation. Participants will be fully vested at all times in their elective deferred amount, and any earnings on such deferrals.  Unless otherwise determined by the governing Company committee, Company matching contributions will fully vest on the earliest of two years of service (as calculated under the Company’s qualified savings plan), the participant’s death and the participant’s disability (as determined in accordance with the Company’s long-term disability plan).  Each account shall be deemed invested in shares of Company stock, and shall be paid in shares of Company stock.  To comply with IRC Section 409A, payments will be made on the first business day of the month following the date that is six months after the participant’s separation from service.

Effective January 1, 2014, executive officers will no longer receive supplemental excess match payments tied to the current Towers Watson Savings Plan.  The excess match payments will be discontinued for all employees effective January 1, 2014.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Towers Watson & Co. (the “Company”) held its Annual Meeting of Stockholders on November 15, 2013. Of the 70,921,912.089 shares outstanding and entitled to vote, 57,403,202 shares were represented at the meeting, or 80.93%, sufficient to constitute a quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1 — Election of Directors

•                  The Company’s stockholders elected eight individuals to the Board of Directors to serve as directors until the Annual Meeting of Stockholders in 2014 and until their successors have been duly elected and qualified by the following vote:

	Votes Cast For	Votes Cast Against	Votes Abstain	Broker Non-Votes

Victor F. Ganzi	53,900,630	112,518	226,096	3,163,958

John J. Haley	51,371,395	2,626,307	241,542	3,163,958

Leslie S. Heisz	53,753,985	229,184	256,075	3,163,958

Brendan R. O’Neill	53,522,322	491,756	225,166	3,163,958

Linda D. Rabbitt	53,770,021	219,865	249,358	3,163,958

Gilbert T. Ray	53,640,412	373,416	225,416	3,163,958

Paul Thomas	53,896,596	109,818	232,830	3,163,958

Wilhelm Zeller	53,718,624	283,317	237,303	3,163,958

Proposal 2 — Ratification of Selection of Independent Registered Public Accounting Firm

•                  The Company’s stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014. There were 56,929,147 votes for the selection, 252,922 votes against the selection, and 221,133 abstentions.

Proposal 3 — Non-Binding Advisory Vote on the Compensation of our Named Executive Officers

•                  The Company’s stockholders approved, by a non-binding advisory vote, the compensation of our named executive officers by the following vote: 52,828,336 votes for, 905,215 against, 505,693 abstentions, and 3,163,958 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERS WATSON & CO.

Dated: November 19, 2013	By:	/s/ Neil D. Falis
	Name:	Neil D. Falis
	Title:	Assistant Secretary